Exhibit 99.1

GENERAL CANNABIS INKS MAJOR GROW FACILITY CONTRACT IN CALIFORNIA

DENVER, Dec. 21, 2017 -- General Cannabis Corp. (OTCQB: CANN) signed a $955,000 two-year contract today to manage a grow facility in California. This represents the largest single contract the company has undertaken since inception.  The Company also plans to provide significant other services, including hardware and supply procurement, in addition to the initial contract terms.

“We have been developing potential clients in California for the past year, where cannabis becomes legalized for adult use on Jan. 1, 2018,” said Robert Frichtel, CEO of General Cannabis. “California will become the world’s largest legalized and regulated cannabis market at the beginning of the new year.  We are pleased to have gained a solid foothold in what is projected to be a $7 billion state-wide market.”

This new contract for Next Big Crop, the business consulting and management arm of General Cannabis, represents the second major California-based project for the company. Iron Protection Group, the firm’s security division, opened an office near Sacramento earlier in 2017.

Richard Cardinal, Managing Director of Next Big Crop added: “We have worked to tailor our offerings and scope of services to accommodate California’s evolving regulatory framework. This contract, along with our current management of one of Maryland’s premier medical cannabis cultivation facilities, represents Next Big Crop’s leadership positioning in cannabis operations and crop management nationwide. We anticipate additional major contracts throughout the first and second quarters of 2018, which should lead to significant growth for the year.”

 “Revenue from this new contract alone for the two-year contract period would be nearly equal to Next Big Crop’s trailing 12-month operations revenue stream for the period ending Sept. 30, 2017,” said Michael Feinsod, General Cannabis Chairman. “The foundation for General Cannabis is now not only stronger but more expansive.  We are very excited about the opportunities for business growth in 2018 and beyond.  We continue to actively seek new opportunities in regulated markets across the country.”

About General Cannabis Corp.

General Cannabis Corp. is the comprehensive national resource for the highest-quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This release contains forward-looking statements that relate to future events or General Cannabis’ future performance or financial condition. Such statements include statements regarding our anticipation of the amount of revenue to be obtained under the new contract; statements regarding our anticipation that we will obtain additional major contracts throughout the first and second quarters of 2018, and that this should lead to significant growth for the year; statements about the foundation and expansiveness of General Cannabis; statements about opportunities for business growth in 2018 and beyond; and statements about actively seeking new opportunities in regulated markets across the country.

Any statements that are not statements of historical fact, such as the statements above and including statements containing the words “plans,” “anticipates,” “expects” and similar expressions, should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel
CEO, General Cannabis Corp
(303) 759-1300